As filed with the Securities and Exchange Commission on December 5, 2003

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Ascential Software Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3011736 (I.R.S. Employer Identification No.)

50 Washington Street Westborough, Massachusetts (Address of Principal Executive Offices)	01581 (Zip Code)

Second Restated 1994 Stock Option and Award Plan
Second Restated 1989 Outside Directors Stock Option Plan
Second Restated 1997 Employee Stock Purchase Plan
Amended and Restated 1998 Non-Statutory Stock Option and Award Plan
1997 Non-Statutory Stock Option Plan
(Full Title of the Plans)

Peter Gyenes
Chairman and Chief executive Officer
Ascential Software Corporation
50 Washington Street
Westborough, Massachusetts 01581
(Name and Address of Agent For Service)
(508) 366-3888
(Telephone Number, Including Area Code, of Agent For Service)

COPIES TO:

Scott N. Semel, Esq.
Vice President, Legal, General Counsel and Secretary
Ascential Software Corporation
50 Washington Street
Westborough, Massachusetts 01581
(508) 366-3888

Philip P. Rossetti, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption From Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Hale and Dorr LLP
Ex-23.2 Consent of KPMG LLP
Ex-23.3 Consent of KPMG LLP
Ex-99.1 1994 Stock Option and Award Plan
Ex-99.2 1989 Outside Directors Stock Option Plan
Ex-99.3 1997 Employee Stock Purchase Plan
Ex-99.4 1998 Non-Statutory Stock Option Plan

(617) 526-6000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered(2)	Share	Offering Price	Registration Fee

Common Stock, $0.01 par value per share (including the associated Common Stock Purchase Rights)(1)	6,050,000 shares(3)	$23.075 (4)	$139,603,750 (4)	$11,294

(1)	This registration statement on Form S-8 (the “Registration Statement”) also covers Common Stock Purchase Rights (the “Rights”) which are presently attached to and trade with the common stock of Ascential Software Corporation (the “Registrant”). Any value attributable to the Rights is reflected in the market price of the Common Stock.

(2)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Consists of (i) 2,250,000 shares issuable under the Second Restated 1994 Stock Option and Award Plan, (ii) 250,000 shares issuable under the Second Restated 1989 Outside Directors Stock Option Plan; (iii) 250,000 shares issuable under the Second Restated 1997 Employee Stock Purchase Plan; (iv) 3,000,000 shares issuable under the Amended and Restated 1998 Non-Statutory Stock Option and Award Plan; and (v) 300,000 shares issuable under the 1997 Non-Statutory Stock Option Plan

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on December 4, 2003.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

     Item 2. Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a)  The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

     (b)  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c)  The description of the securities contained in the Registrant’s Registration Statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement.

     Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     ARTICLE EIGHT of the Registrant’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides for the indemnification of any director, officer, employee or agent of the Registrant and certain other persons serving at the request of the Registrant in related capacities to the fullest extent permissible under Delaware law, except that the Registrant is prohibited against the indemnification of any person from or on account of conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     ARTICLE EIGHT further provides that, to the fullest extent permissible under Delaware law, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     ARTICLE VI of the Registrant’s Second Amended and Restated Bylaws (the “Bylaws”), provides for the indemnification of each person who was or is made a party or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative, or appellate (“Proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant and certain other persons serving at the request of the Registrant as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith or in connection with the investigation, defense, settlement or appeal of such Proceeding, to the full extent not prohibited by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heir, executor and administrators.

     ARTICLE VI further provides that, the Registrant may, to the extent authorized from time to time by its Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Registrant to the fullest extent indemnification and advancement of expenses is permitted to directors and officers of the Registrant.

     ARTICLE VI of the Bylaws further provides that the indemnification provided therein is not exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Restated Certificate or Bylaws, agreement, vote of stockholders or disinterested directors, insurance policy, or otherwise. Nothing shall limit in any way any right which the Registrant may have to make additional indemnifications with respect to the same or different persons or classes of persons.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. These agreements may require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service and to advance their expenses incurred as a result of any Proceeding against them as to which they could be indemnified.

     The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director of the Registrant may be required to bear the economic burden of the foregoing liabilities and expenses.

     The Registrant has purchased directors’ and officers’ liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     Item 7. Exemption From Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     1.     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.     Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on this 5th day of December, 2003.

ASCENTIAL SOFTWARE CORPORATION

By:	/s/ Peter Gyenes

Peter Gyenes
Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Ascential Software Corporation, hereby severally constitute and appoint Peter Gyenes, Robert C. McBride and Scott N. Semel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ascential Software Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Gyenes Peter Gyenes	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 5, 2003

/s/ Robert C. McBride Robert C. McBride	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2003

/s/ Robert M. Morrill Robert M. Morrill	Director	December 5, 2003

/s/ John J. Gavin, Jr. John J. Gavin, Jr.	Director	November 11, 2003

Signature	Title	Date

/s/ David J. Ellenberger David J. Ellenberger	Director	December 5, 2003

/s/ William J. Weyand William J. Weyand	Director	December 5, 2003

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation, as amended of the Registrant

4.2(2)	Second Amended and Restated Bylaws of the Registrant

4.3(3)	First Amended and Restated Rights Agreement, dated as of August 12, 1997, between Informix Corporation and BankBoston N.A.

4.4(4)	Amendment No. 1 dated as of November 17, 1997 to the First Amended and Restated Rights Agreement, dated as of August 12, 1997, between Informix Corporation and BankBoston N.A.

4.5(5)	Amendment No. 2 dated as of April 17, 2002 to the First Amended and Restated Rights Agreement, dated as of August 12, 1997, between Informix Corporation and BankBoston N.A.

5.1	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

23.3	Consent of KPMG LLP

24	Power of attorney (included on the signature pages of this Registration Statement)

99.1	Second Restated 1994 Stock Option and Award Plan

99.2	Second Restated 1989 Outside Directors Stock Option Plan

99.3	Second Restated 1997 Employee Stock Purchase Plan

99.4	Amended and Restated 1998 Non-Statutory Stock Option and Award Plan

99.5(6)	1997 Non-Statutory Stock Option Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 000-15325) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-15325) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to an amendment to Informix Corporation’s registration statement on Form 8-A/A, filed on September 3, 1997 and incorporation herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to an amendment to Informix Corporation’s registration statement on Form 8-A/A, filed on December 3, 1997 and incorporation herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to an amendment to Informix Corporation’s registration statement on Form 8-A/A, filed on May 1, 2002 and incorporation herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 000-15325) and incorporated herein by reference.